Exhibit 10.8

Execution Copy

CONSENT AND AMENDMENT NO. 4 TO FIRST LIEN TERM LOAN

AND GUARANTY AGREEMENT

AMENDMENT NO. 4 (this “Amendment”) dated as of August 24, 2010 to the First Lien Term Loan and Guaranty Agreement dated as of July 31, 2007 (as heretofore amended, the “Loan Agreement”), among Tower Automotive Holdings USA, LLC, Tower Automotive Holdings Europe B.V., the Guarantors from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Agent”).

WHEREAS, the parties hereto wish to amend the Loan Agreement on the terms and subject to the conditions set forth below.

NOW THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Loan Agreement has the meaning assigned to such term in the Loan Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Loan Agreement shall, after this Amendment becomes effective, refer to the Loan Agreement as amended hereby.

Section 2. Amendments. The Loan Agreement is hereby amended as follows:

(a) Section 1.01 of the Loan Agreement is amended by adding the following terms in proper alphabetical order:

“Secured Notes Documents” shall mean, collectively, the Secured Notes Indenture and all documents granting or purporting to grant any security interests to secure the Secured Notes or to provide for any Guarantee thereof.

“Secured Notes Indenture” shall mean the indenture pursuant to which the Secured Notes are to be issued.

“Secured Notes” shall mean the Indebtedness contemplated by clause (i) of Section 6.03(r).

(b) The definition of “Change of Control” in Section 1.01 of the Loan Agreement is amended by replacing the parenthetical at the end of clause (d) of the definition with the following parenthetical:

“(other than Liens created by the Loan Documents, the Revolving Credit Facility Loan Documents, the Secured Notes Documents or the documents governing any Permitted Refinancing Indebtedness incurred pursuant to clause (ii) or clause (iii) of Section 6.03(b) or clause (ii) of Section 6.03(r))”

(c) The parenthetical appearing in clause (x) of the last paragraph of the definition of “Consolidated EBITDA” in Section 1.01 of the Loan Agreement is amended and restated to read in its entirety as follows:

“(other than (i) the Loan Documents, (ii) the Revolving Credit Facility Loan Documents, (iii) the Secured Notes Documents and (iv) the documents governing any Permitted Refinancing Indebtedness incurred pursuant to clause (ii) or clause (iii) of Section 6.03(b) or clause (ii) of Section 6.03(r); provided that (x) any such restrictions imposed by the Secured Notes Documents are customary for issuances of high yield securities and (y) any such restrictions imposed by the documents referred to in the preceding clause (iv) are prohibitions customarily contained in such type of Indebtedness at the time such Indebtedness is incurred, in the case of each of clauses (x) and (y) as determined in good faith by a Financial Officer of Holdco)”.

(d) The parenthetical appearing in clause (c) of the definition of “Consolidated Net Income” in Section 1.01 of the Loan Agreement is amended and restated to read in its entirety as follows:

“(other than (i) the Loan Documents, (ii) the Revolving Credit Facility Loan Documents, (iii) the Secured Notes Documents and (iv) the documents governing any Permitted Refinancing Indebtedness incurred pursuant to clause (ii) or clause (iii) of Section 6.03(b) or clause (ii) of Section 6.03(r); provided that (x) any such prohibitions imposed by the Secured Notes Documents are customary for issuances of high yield securities and (y) any such prohibitions imposed by the documents referred to in the preceding clause (iv) are prohibitions customarily contained in such type of Indebtedness at the time such Indebtedness is incurred, in the case of each of clauses (x) and (y) as determined in good faith by a Financial Officer of Holdco)”.

(e) The definition of “Permitted Refinancing Indebtedness” in Section 1.01 of the Loan Agreement is amended by inserting “(collectively, to “Refinance”)” immediately following the words “to refinance, refund, extend, renew or replace” in the third line and by inserting “(a)” immediately following the words “provided that” in the fourth line.

(f) The definition of “Unrestricted Cash” in Section 1.01 of the Loan Agreement is amended and restated to read in its entirety as follows:

“Unrestricted Cash” shall mean all cash and Permitted Investments of the Holdco Group that are not subject to any Liens or other restrictions on disposition except pursuant to (i) the Loan Documents, (ii) the Revolving Credit Facility Loan Documents, (iii) the Secured Notes Documents or (iv) the documents governing any Permitted Refinancing Indebtedness incurred pursuant to clause (ii) or clause (iii) of Section 6.03(b) or clause (ii) of Section 6.03(r); provided that (x) any such prohibitions imposed by the Secured Notes Documents are customary for issuances of high yield securities and (y) any such prohibitions imposed by the documents referred to in the preceding clause (iv) are prohibitions customarily contained in such type of Indebtedness at the time such Indebtedness is incurred, in the case of each of clauses (x) and (y) as determined in good faith by a Financial Officer of Holdco.

(g) Section 1.01 of the Loan Agreement is further amended by deleting the definitions of “Additional US Loan Commitment”, “Incremental US Loans” and “US Loan Increase”.

(h) Section 2.28 of the Loan Agreement is amended and restated to read “[Reserved]”.

(i) Section 3.06 of the Loan Agreement is amended by inserting “or the Other Loan Documents” immediately following “Loan Documents” at the end thereof.

(j) Section 3.17 of the Loan Agreement is amended by deleting “the Revolving Credit Facility Loan Documents” at the end of clause (b) and replacing it with “(x) the Revolving Credit Facility Loan Documents, (y) the Secured Note Documents and (z) the documents governing any Permitted Refinancing Indebtedness incurred pursuant to clause (ii) or clause (iii) of Section 6.03(b) or clause (ii) of Section 6.03(r), in each case to the extent such Indebtedness and Liens are permitted hereunder”.

(k) Section 6.01 of the Loan Agreement is amended by:

(i) deleting “and” at the end of clause (k);

(ii) deleting “.” at the end of clause (l) and replacing it with “; and”; and

(iii) inserting a new clause (m), as follows:

“(m) Liens on the Collateral securing Indebtedness permitted under clause (ii) or clause (iii) of Section 6.03(b) or under Section 6.03(r); provided, that pursuant to the Intercreditor Agreement, such Liens shall have the same priority with respect to the Collateral as the Liens securing the obligations under the Loan Documents.”

(l) Section 6.03(b) of the Loan Agreement is amended and restated to read in its entirety as follows:

“(b) (i) Indebtedness under the Loan Documents and the Revolving Credit Facility Loan Documents, (ii) Permitted Refinancing Indebtedness (other than under the Secured Notes Documents) incurred to Refinance Indebtedness under the Loan Documents and (iii) Permitted Refinancing Indebtedness incurred to Refinance Indebtedness incurred pursuant to clause (ii) or this clause (iii);”

(m) Section 6.03 of the Loan Agreement is further amended by:

(i) deleting “and” at the end of clause (p);

(ii) deleting “.” at the end of clause (q) and replacing it with “; and”; and

(iii) inserting a new clause (r), as follows:

“(r) (i) Indebtedness incurred on a single date pursuant to an issuance of high yield notes, provided, that (x) the proceeds thereof shall have been used simultaneously with the receipt thereof to Refinance the Loans and to pay any premiums or penalties and accrued and unpaid interest thereon and reasonable fees and expenses related thereto and (y) such Indebtedness constitutes Permitted Refinancing Indebtedness in respect of the Loans (determined without regard to clause (a) of the definition thereof); provided further, that solely to the extent that the Loans shall have been Refinanced in full in accordance with the preceding proviso, the proceeds of such Indebtedness in excess of the amounts required to effect such Refinancing in full of the Loans shall have been used simultaneously with the receipt thereof to prepay Revolving Credit Loans (without any corresponding reduction in the Revolving Credit Commitments (as defined in the Revolving Credit Facility Agreement)) and for no other purpose, so long as such Indebtedness constitutes Permitted Refinancing Indebtedness in respect of the Revolving Credit Loans (determined without regard to clause (a) of the definition thereof) and (ii) Permitted Refinancing Indebtedness incurred to Refinance Indebtedness permitted pursuant to clause (i) or this clause (ii).”

(n) Section 6.07(b) of the Loan Agreement is amended by deleting “by law or by any Loan Document” at the end of clause (A) of the proviso thereto and replacing it with “(i) by law, (ii) by any Loan Document, any Revolving Credit Facility Loan Document or any Secured Notes Document, or (iii) by the documents governing any Permitted Refinancing Indebtedness incurred pursuant to clause (ii) or clause (iii) of Section 6.03(b) or clause (ii) of Section 6.03(r); provided that (x) any such restrictions or conditions imposed by the Secured Notes Documents are customary restrictions and conditions for issuances of high yield securities and (y) any such restrictions and conditions imposed by the documents governing any such Permitted Refinancing Indebtedness are not more restrictive than the restrictions and conditions contained in the applicable Refinanced Indebtedness, in the case of each of clauses (x) and (y) as determined in good faith by a Financial Officer of Holdco”.

Section 3. Intercreditor Agreement; Security Documents. The Required Lenders hereby authorize the Agent to enter into amendments to the Intercreditor Agreement and the other Security Documents (which may take the form of an amendment and restatement of any such agreements) (i) to provide for the issuance of the Secured Notes and the granting and perfection of the Liens securing the Secured Notes as contemplated by this Amendment, including without limitation the lien priorities required by Section 2(k)(iii) of this Amendment, (ii) to cause the Intercreditor Agreement to accommodate the refinancing of certain indebtedness to the extent such refinancing is otherwise permitted under the Loan Agreement, (iii) to increase the cap on ABL Secured Obligations (as defined in the Intercreditor Agreement) that is imposed by the Intercreditor Agreement from $275 million to $300 million (or, if greater, an amount based on a percentage of receivables and inventory), (iv) to eliminate provisions that are no longer applicable as a result of the previous prepayment in full of the obligations under the Second Lien Term Facility Loan Documents and (v) to make such other modifications as are necessary or desirable in the reasonable judgment of the Agent; provided, that no such amendments described in the preceding clauses (i) through (v) shall alter the priority of Liens securing the Secured Obligations or otherwise have any adverse effect on such Liens.

Section 4. Consent to Certain Transactions. The US Borrower has advised the Agent that, immediately following the time at which this Amendment becomes effective, (x) the following assignments (the “Effective Date Assignments”) of US Loans shall be effected, each pursuant to an Assignment and Acceptance delivered to the Agent and in accordance with Section 10.03 of the Loan Agreement, and in the order in which such assignments appear below:

(a) Promontoria Holding B.V. shall assign US Loans having an aggregate principal amount of $25,000,000 (the “Specified US Loans”) to Holdings;

(b) Holdings shall assign the Specified US Loans to Holdco; and

(c) Holdco shall assign the Specified US Loans to the US Borrower;

and (y) the US Borrower shall retire all Indebtedness in respect of the entire principal amount of the Specified US Loans (the “Loan Retirement”).

The Lenders hereby consent to, and agree that Section 8.08 shall be inapplicable to, the Effective Date Assignments and the Loan Retirement.

Section 5. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Loan Parties set forth in Article 3 of the Loan Agreement will be true and correct in all material respects on and as of the Amendment Effective Date (as defined below); provided, that any representation and warranty that is qualified as to “materiality” “Material Adverse Effect” or similar language will be true and correct in all respects on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.

Section 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 8. Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the Agent shall have received from the Borrower and Lenders constituting the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

US BORROWER:

TOWER AUTOMOTIVE HOLDINGS USA, LLC

By:	/s/ Mark Malcolm
	Name:	Mark Malcolm
	Title:	President & CEO

EUROPEAN BORROWER:

TOWER AUTOMOTIVE HOLDINGS EUROPE B.V.

By:	/s/ James C. Gouin
	Name:	James C. Gouin
	Title:	Manager

By:	/s/ Mike Rajkovic
	Name:	Mike Rajkovic
	Title:	Manager

EURO LENDER:

CERBERUS PARTNERS, L.P.

By:	Cerberus Associates, L.L.C., its General Partner

By:	/s/ Jeffrey Lomasky
Name:
Title:

PROMONTORIA HOLDING VI B.V., as a Lender

By:	/s/ D.A.J. Hoogenkamp
	Name:	D.A.J. Hoogenkamp
	Title:	Managing Director

By:	/s/ J.C.A. van Beek
	Name:	J.C.A. van Beek
	Title:	Managing Director

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Mary E. Gherty
	Name:	Mary E. Gherty
	Title:	Managing Director